--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              SCHEDULE 14A-INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                          Filed by the Registrant / /

                 Filed by a Party other than the Registrant /X/

Check the appropriate box:
/X/        Preliminary Proxy Statement
/ /        Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               APPLE SOUTH, INC.
                         ------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         ------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------

     5)  Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -----------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------

     3)  Filing Party:
         -----------------------------------------------------------------------

     4)  Date Filed:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               APPLE SOUTH, INC.

                             HANCOCK AT WASHINGTON

                             MADISON, GEORGIA 30650

                                 (706)342-4552

                            ------------------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 28, 1998

                            ------------------------

    The Annual Meeting of Shareholders of APPLE SOUTH, INC. (the "Company") will be held at the Madison-Morgan Cultural Center, 434 South Main Street, Madison, Georgia, on April 28, 1998, at 11:00 a.m. local time, for the following purposes:

        (1) To elect seven members of the Board of Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

        (2) To consider and act upon a proposal to approve the Company's 1995 Stock Incentive Plan, as as amended;

        (3) To consider and act upon a proposal to approve the Company's Outside Director Deferred Stock Unit Plan;

        (4) To consider and act upon ratification of the appointment of KPMG Peat Marwick LLP as the auditors of the Company for the current year; and

        (5) To transact such other business as may properly come before the Meeting or any adjournment thereof.

    Holders of Common Stock of record of the Company at the close of business on March 2, 1998 are the only shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          John G. McLeod, Jr.

                                          SECRETARY

Madison, Georgia

March 16, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO NOT ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                               APPLE SOUTH, INC.

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 28, 1998

                            ------------------------

                              GENERAL INFORMATION

SHAREHOLDERS MEETING

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Apple South, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. local time on April 28, 1998 at the Madison-Morgan Cultural Center, 434 South Main Street, Madison, Georgia. This Proxy Statement was mailed to shareholders on approximately March 16, 1998.

MATTERS TO BE ACTED UPON

    The following matters will be acted upon at the Annual Meeting:

        (1) The election of seven members of the Board of Directors, each to serve a term of one year and until his or her successor is duly elected and qualified;

        (2) A proposal to approve the Company's 1995 Stock Incentive Plan, as amended;

        (3) To consider and act upon a proposal to approve the Company's Outside Director Deferred Stock Unit Plan;

        (4) Ratification of the selection of KPMG Peat Marwick LLP as auditors of the Company for the current year; and

        (5) Such other business as may properly come before the Annual Meeting or any adjournment thereof.

PROXIES AND VOTING

    The Board of Directors solicits all holders of the Common Stock of the Company to vote by marking, signing, dating and returning their proxies. Submitting a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company at the Company's principal executive office at Hancock at Washington, Madison, Georgia 30650. If a shareholder wishes to give a proxy to someone other than the Company's designees, he or she may cross out the names appearing on the enclosed proxy card, insert the name of such other person, and sign and give the card to that person for use at the meeting.

    Each holder of Common Stock of record at the close of business on March 2, 1998 is entitled to one vote for each share of Common Stock then held. At the close of business on that date, there were outstanding and entitled to vote 38,822,200 shares of Common Stock. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is a quorum.

    When the enclosed proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instruction, the shares represented by a signed proxy will be voted in favor of the seven nominees for election to the Board of Directors, in favor of the proposed approval of amending the Company's 1995 Stock Incentive Plan, in favor of the proposed approval of the Company's Outside Director Deferred Stock Unit Plan and in favor of the proposed ratification of the selection of auditors. Votes will be counted manually, and abstentions and broker non-votes will not be counted. The Board of Directors does not know of any other business to be brought before the Annual Meeting, but it is intended that as to other business, if any, shares represented by a signed proxy will be voted in accordance with the judgment of the person or persons acting thereunder.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

    The responsibilities of certain committees of the Board of Directors are summarized below. The Board does not have a nominating committee or other committee serving a similar function. Action taken by any committee of the Board is reported to the Board of Directors, usually at its next meeting.

    AUDIT COMMITTEE.  The Audit Committee is comprised of James W. Rowe and John
L. Moorhead, with Mr. Rowe as Chairperson. The Audit Committee reviews the independence, qualifications and activities of the Company's independent certified public accountants and the activities of the Company's accounting staff. The Audit Committee recommends to the Board the appointment of the independent certified public accountants and reviews and approves the Company's annual financial statements together with other financial reports and related matters. The Audit Committee is also responsible for the review of transactions between the Company and other entities in which a Company officer or director has a material interest. The Audit Committee met two times during 1997.

    COMPENSATION AND HUMAN RESOURCES COMMITTEE. The Compensation and Human Resource Committee is comprised of Dr. Ruth G. Shaw and Thomas R. Williams, with Dr. Shaw serving as Chairperson. The Compensation Committee reviews and makes recommendations concerning officer salaries, bonus programs, stock options, benefits and other components of compensation. The name of the Committee was changed in 1997 to the Compensation and Human Resources Committee to reflect additional responsibilities included in its amended charter. The Compensation and Human Resources Committee met three times during 1997.

    FINANCE AND PLANNING COMMITTEE. The Finance and Planning Committee is comprised of Thomas R. Williams, James W. Rowe, Tom E. DuPree, Jr. and Erich J. Booth, with Mr. Williams serving as Chairperson. The Finance and Planning Committee reviews and makes recommendations to the Board concerning proposals by management on the use of the Company's financial resources, financial management of the Company, and the strategic plans of the Company. The Finance and Planning Committee makes recommendations to the Board with respect to proposed mergers, acquisitions and divestitures, the issuance and sale of Company securities, the Company's investments, dividend and foreign exchange policies, the annual capital plan and budget, and other financial matters as may from time to time be determined appropriate by the Committee or the Board. The Committee also periodically reviews the Company's strategic plans and reports to the Board concerning results achieved as compared to the plans. The Committee met five times during 1997.

DIRECTOR COMPENSATION

    Directors, who are not officers of the Company, receive an annual retainer of $15,000, plus $1,000 for each Board meeting attended, $500 for each committee meeting attended, $200 for each special meeting in which he or she participates by telephone and reimbursement of out-of-pocket expenses. The Company anticipates that it will pay approximately $28,000 per year to each of its outside directors. Upon election to the Board of Directors, each non-management director receives options to purchase 10,000 shares of Common Stock at the market value at the date of grant. Directors who are also officers of the Company do not receive any additional compensation for serving as directors.

MEETINGS OF THE BOARD OF DIRECTORS

    During the fiscal year ended December 28, 1997, seven regularly scheduled meetings of the Board of Directors were held. Each director then in office attended at least 75% of the total of all meetings of the Board and of the Committees of the Board on which he or she served.

                       PROPOSAL 1: ELECTIONS OF DIRECTORS

    The Company's Board of Directors presently consists of seven directors. Unless otherwise directed, it is the intention of the persons named in the enclosed form of proxy to vote executed proxies in favor of the election of the seven persons named below, and such proxies cannot be voted in favor of the election of a greater number of persons. Each person elected will serve until the next Annual Meeting of Shareholders and thereafter until his or her successor is elected and has qualified. Should any nominee become unavailable for election, an event which is not anticipated, the persons named in the proxy will have the right to use their discretion to vote for a substitute or substitutes or to vote only for the remaining nominees. Directors will be elected by a plurality of the votes cast in person or by proxy.

NOMINEES FOR DIRECTOR

    Tom E. DuPree, Jr. founded the Company and has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation in 1986. He also serves as a member of the Finance and Planning Committee. Mr. DuPree has been actively involved in developing and managing restaurants since 1978. He is a graduate of Georgia Institute of Technology and holds a Master's degree in Accounting from Georgia State University. Mr. DuPree is 45 years old.

    S. Kirk Kinsell became a director of the Company in December 1997. Mr. Kinsell was elected to the position of President and Chief Operating Officer in January 1997. Before joining Apple South, Mr. Kinsell had been President of the Franchise Division of ITT Sheraton, where he created the Four Points Hotels by ITT Sheraton concept. Prior to joining ITT Sheraton, Mr. Kinsell served as Senior Vice President for Holiday Inn Worldwide. From 1980 to 1988, Mr. Kinsell was a partner with Trammell Crow Company. He earned a Master's degree from Cornell University and a Bachelor's degree from the University of California. Mr. Kinsell is 43 years old.

    Erich J. Booth became a director of the Company in June 1997. He also serves as a member of the Finance and Planning Committee. Mr. Booth has served as the Chief Financial Officer and Treasurer of the Company since 1991. Before joining the Company, Mr. Booth had been Vice President of Finance of Dun & Bradstreet Software (formerly Management Science America, Inc.) since 1989. From 1984 to 1989, he served as Vice President and Chief Financial Officer of Ward White USA Holding, Inc., a diversified specialty retailer. Mr. Booth, a Certified Public Accountant, worked from 1973 to 1984 for Peat, Marwick, Mitchell & Co. He is a graduate of the University of North Carolina at Greensboro. He is 49 years old.

    Thomas R. Williams became a director of the Company in December 1991. He also serves as Chairman of the Finance and Planning Committee and as a member of the Compensation and Human Resources Committee. Mr. Williams is President of The Wales Group, Inc., a closely held corporation engaged in investments. He is a former Chairman of the Board of First Wachovia Corporation, from which he retired in 1987. Mr. Williams is a director of American Software, Inc., ConAgra, Inc., Georgia Power Company, and National Life Insurance Company of Vermont and a trustee of The Fidelity Group of Mutual Funds. Mr. Williams is 69 years old.

    James W. Rowe became a director of the Company in March 1992. He also serves as Chairman of the Audit Committee and as a member of the Finance and Planning Committee. Mr. Rowe is a former Vice Chairman of the Executive Committee of The Great Atlantic & Pacific Tea Company, Inc., from which he retired in 1993. He is 74 years old.

    Dr. Ruth G. Shaw became a director of the Company in May 1996. She also serves as Chairperson of the Compensation and Human Resources Committee. Dr. Shaw is Executive Vice President and Chief Administrative Officer for Duke Energy Corporation. She joined Duke Energy in 1992 as Vice President of Corporate Communications, was named Senior Vice President in 1994 and Executive Vice President in 1997. Prior to joining Duke Energy, she was President of Charlotte's Central Piedmont Community College from 1986 to 1992. Dr. Shaw is a director of First Union Corporation and of TEPPCO. Dr. Shaw is 50 years old.

    John L. Moorhead became a director of the Company in January 1997. He also serves as a member of the Audit Committee. Mr. Moorhead is President of Bestfoods Affiliates. He joined Bestfoods in 1992 as Vice President of Business Management and Marketing. Prior to joining Bestfoods, he was with PepsiCo, Inc. from 1979 to 1991 and last served as Vice President of Marketing Services for the Pepsi-Cola Company, a division of Pepsico, Inc. Prior to establishing Pepsi-Cola's Marketing Services Group, Mr. Moorhead had served as Vice President of Marketing for the Taco Bell Worldwide Division, Marketing Director at Frito Lay and within the brand management system at General Mills. Mr. Moorhead is 55 years old.

    There are no family relationships among the Company's executive officers and directors.

EXECUTIVE OFFICERS

    In addition to the executive officers named above, the following persons also serve as executive officers of the Company.

    John G. McLeod, Jr. has served as Senior Vice President of Human Resources since 1992, Vice President of Human Resources from 1987 to 1992, and a director and Secretary of the Company since its formation in 1986. Mr. McLeod rotated off the Board of Directors in December 1997, but continues to serve as Corporate Secretary and Senior Vice President of Human Resources. From 1983 to 1987, Mr. McLeod was the Personnel Director of a predecessor of the Company. He is a graduate of Wofford College. Mr. McLeod is 54 years old.

    Margaret E. Waldrep was elected to the position of Chief Administrative Officer of the Company in May 1997. Ms. Waldrep joined Apple South in 1985. From 1978 to 1985, Ms. Waldrep was a long-range planner with the Greenville Planning Commission in Greenville, S.C. She earned a Bachelor's degree in Political Science in 1977 and a Master's degree in City and Regional Planning in 1979 from Clemson University in Clemson, S.C. Ms. Waldrep is 42 years old.

    Officers of the Company serve at the pleasure of the Board of Directors. The term of office for each director of the Company ends at the next annual meeting of the Company's shareholders or when his successor is elected and qualifies.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                     -------------
                                                              ANNUAL COMPENSATION     SECURITIES      ALL OTHER
                                                             ----------------------   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR     SALARY($)   BONUS($)     OPTIONS(#)       ($)(1)
------------------------------------------------  ---------  ---------  -----------  -------------  -------------
Tom E. DuPree Jr................................       1997    425,000      --            --            195,470
Chairman and Chief Executive Officer                   1996    285,577      81,750        --            122,218
                                                       1995      7,368      --           199,716         51,934

S. Kirk Kinsell.................................       1997    281,250      50,000       200,000         --
President and Chief Operating Officer

John G. McLeod Jr...............................       1997    120,000      --            --              2,400
Senior Vice President, Human Resources and             1996    100,000      64,890        --              2,000
Secretary                                              1995    100,000      22,500        --              1,291

Erich J. Booth..................................       1997    230,000      --            10,125          4,600
Chief Financial Officer and Treasurer                  1996    160,000      69,525        10,125          3,706
                                                       1995    160,000      20,000        64,750          4,167

Margaret E. Waldrep.............................       1997    171,291      --             6,835          3,426
Chief Administrative Officer                           1996    100,000      82,025         6,835          2,440
                                                       1995    100,000      70,000        56,330          2,624

------------------------

(1) Except for Mr. DuPree, the amounts shown in this column consist of contributions by the Company to its 401(k) savings plan on behalf of the named executive officers, and the fair market value of shares of Common Stock allocated to the executive officer's account pursuant to the Company's Employee Stock Ownership Plan and Trust ("ESOP"). Amounts shown for 1997 include for Mr. McLeod $2,400 of matching contributions to the 401(k) plan, for Mr. Booth $4,600 of matching contributions to the 401(k) plan and for Ms. Waldrep $3,426 of matching contributions to the 401(k) plan. There were no ESOP contributions for 1997. Mr. DuPree does not participate in either the ESOP or the 401(k) plan. The amount shown in this column for Mr. DuPree includes $195,470 reflecting the current dollar value of the benefit to Mr. DuPree of the unreimbursed portion of the premiums paid by the Company with respect to a split-dollar insurance agreement (See "Certain Relationships and Related Transactions" below for a description of such agreement), which benefit was determined by calculating the time value of money (using the Company's 1997 weighted average borrowing rate of 7.9%) of the unreimbursed portion of the premiums paid by the Company for the period ended December 28, 1997.

    The following table sets forth information concerning options granted during the fiscal year ended December 28, 1997, under the Company's 1995 Stock Incentive Plan to the executives named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                                 --------------------------------                               VALUE AT ASSUMED
                                                   PERCENTAGE OF                             ANNUAL RATES OF STOCK
                                    NUMBER OF      TOTAL OPTIONS                             PRICE APPRECIATION FOR
                                   SECURITIES       GRANTED TO     EXERCISE OR                    OPTION TERM
                                   UNDERLYING      EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------
NAME                             OPTIONS GRANTED       1997         ($/SHARE)      DATE        5%($)       10%($)
-------------------------------  ---------------  ---------------  -----------  -----------  ----------  ----------
S. Kirk Kinsell................       200,000             14.2          13.50     02/17/07    1,698,015   4,303,105
Erich J. Booth.................        10,125              0.7          13.25     12/31/06       84,370     213,811
Margaret E. Waldrep............         6,835              0.5          13.25     12/31/06       56,955     144,335

    The following table sets forth information concerning the options exercised during 1997 and the value of unexercised options as of December 28, 1997 held by the executives named in the Summary Compensation Table. No stock appreciation rights were outstanding during 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF SHARES                 VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                        SHARES                            OPTIONS AT                         OPTIONS AT
                                       ACQUIRED                      DECEMBER 28, 1997(#)               DECEMBER 28, 1997($)
                                          ON         VALUE     ---------------------------------  ---------------------------------
NAME                                  EXERCISE(#)  REALIZED($)     EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
------------------------------------  -----------  ----------  ---------------------------------  ---------------------------------
Tom E. DuPree, Jr...................      --           --              --          /  199,716             --          /  --
S. Kirk Kinsell.....................      --           --              --          /  200,000             --          /  --
Erich J. Booth......................      10,625      118,787          --          /  85,000              --          /  1,266
Margaret E. Waldrep.................      15,188       62,651          --          /  70,000              --          /  854

COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

    The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index, and Nation's Restaurant News Stock Index, for a period of five years commencing December 31, 1992 and ending December 28, 1997. The graph assumes that $100 was invested on December 31, 1992, in Company Common Stock, Standard and Poor's 500 Stock Index and the Nations Restaurant News Stock Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           APPLE SOUTH, INC.   S&P 500   NATION'S RESTAURANT NEWS(1)
12/92                  $ 100      $ 100                        $ 100
12/93                    217        107                          110
12/94                    206        105                          117
12/95                    335        141                          165
12/96                    210        170                          166
12/97                    209        222                          173

------------------------

(1) Does not reflect dividend reinvestment, which management of the Company believes to be immaterial.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation and Human Resources Committee of the Board of Directors is charged with the responsibility of reviewing and making recommendations to the Board concerning the salaries, bonus programs, stock options, benefits and other components of compensation of the Chief Executive Officer, internal directors, and all other elected corporate officers with individual base salaries of $200,000 or more. The name of the Committee was changed in 1997 to the Compensation and Human Resources Committee to reflect the following additional responsibilities included in its amended charter:

    - review the Company's organizational structure and make recommendations to the Board concerning employee career development and succession planning;

    - monitor the Company's diversity initiatives and report progress to the Board;

    - monitor the Company's employee relations programs and employment-related legal matters and report to the Board as needed;

    - periodically review the investment performance of the Company's qualified retirement plan assets and make recommendations to the Board concerning investment decisions affecting such assets.

    All of the members of the Committee are independent, non-management directors.

COMMITTEE PHILOSOPHY

    The primary components of executive compensation are base salary, annual bonuses and long term incentives in the form of stock options. Executives are also eligible to participate in various benefit plans on the same basis as other employees of the Company.

    There are three primary objectives of the Committee in determining the type and amount of executive officer compensation: to attract and retain superior talent, to motivate executives to achieve above average performance targets, and to align the interests of management with that of the shareholders for the long term.

CASH COMPENSATION

    Cash compensation typically consists of a base salary plus an annual performance bonus. The Committee considers both internal and external factors as bases for determining total cash compensation. External factors include compensation survey data related to salary, bonus, long-term incentives and total cash compensation programs for executives in companies of similar size, industry and growth rate, as well as general industry surveys of executive compensation. Internal factors affecting targeted total compensation include Company and individual performance and length of service. Based on these factors, weighted subjectively by the Committee, total compensation for 1997 was set at levels which the Committee believes are competitive with that of similarly situated executives at comparable companies.

BONUSES

    Total compensation was then divided between salary and bonus. The Committee's objective in 1997 was to target bonus as a meaningful percentage of salary (60%--80%) while remaining competitive within the industry. To qualify for bonus, the Company's annual earnings per share must meet or exceed the prevailing consensus estimate of earnings per share as of the beginning of the fiscal year, as published by the financial analysts that actively follow the Company. Once the earnings per share target is met, the bonus paid, as described above, is based 60% on the earnings target and 40% on the total revenue goal, as budgeted at the beginning of the fiscal year. The Company paid bonuses to the Executive Officers as described above in the Summary Compensation Table under the caption "Executive Compensation."

    The compensation of the Chief Executive Officer for 1997 was determined in accordance with the foregoing policy.

STOCK OPTIONS

    As the long-term component of executive compensation, the Company grants options to purchase common stock of the Company in the future at the market value of the stock on the date of grant. Option terms are for a period of ten years with 50% of the total grant vested in the first five year period and 50% vested in the second five year period. The Committee believes that the Company's executive officers should acquire substantial equity ownership, either through stock options or direct stock ownership, as a means of integrating management decisions with the long term interests of the shareholders.

    The Committee administers the Company's stock option plans and has the authority to determine the individuals to whom stock options are granted, the terms upon which option grants are made and the number of shares subject to each option, all subject to the terms and conditions of the stock option plans. The Committee granted options to three executive officers during 1997 as described above under the caption "Option Grants In Last Fiscal Year." At February 24, 1998, the executive officers beneficially owned or held the right to acquire stock representing 24.1% of the Company's outstanding shares, of which 9,071,962 are beneficially owned by the Chief Executive Officer.

OTHER INFORMATION

    Section 162(m) of the Internal Revenue Code places an annual limitation of $1,000,000 on the compensation of certain executive officers that can be deducted for federal income tax purposes. No executive of the Company received compensation in excess of $1,000,000 in 1997.

Report submitted February 24, 1998.

By:  Ruth G. Shaw, Chairperson
    Thomas R. Williams

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 24, 1998 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and executive officer of the Company and (iii) all executive officers and directors of the Company as a group.

                                                                  SHARES BENEFICIALLY
                                                                     OWNED (1)(2)
                                                                -----------------------
NAME                                                              NUMBER      PERCENT
--------------------------------------------------------------  ----------  -----------
Tom E. DuPree, Jr.(3).........................................   9,071,962        23.4%
John G. McLeod(4).............................................     349,252       *
Thomas R. Williams............................................      52,143       *
Erich J. Booth(5).............................................      49,646       *
Margaret E. Waldrep(6)........................................      46,058       *
James W. Rowe(7)..............................................      41,625       *
Ruth Shaw.....................................................       1,000       *
John L. Moorhead..............................................          40       *
Mellon Bank Corporation(8)....................................   3,176,219         8.2%
State of Wisconsin Investment Board(9)........................   2,800,000         7.2%
AMVESCAP PLC(10)..............................................   2,570,862         6.6%
All directors and executive officers
  As a group (8 persons)(11)..................................   9,337,809        24.1%

    Mr. DuPree, Mellon Bank Corporation, the Wisconsin Investment Board and AMVESCAP PLC are the only shareholders known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. Mr. DuPree's address is Hancock at Washington, Madison, Georgia 30650. The address of Mellon Bank Corporation is One Mellon Bank Ctr., Pittsburgh, Pennsylvania 15258. The address of the Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. The address of AMVESCAP PLC is 11 Devonshire Square, London EC2M 4YR, England.

------------------------

* Less than one percent.

(1) The named shareholders have sole voting and investing power with respect to all shares shown as being beneficially owned by them except with respect to the shares owned by the Company's Employee Stock Ownership Plan and Trust ("ESOP"). Each participant in the ESOP has the right to direct voting of all shares allocated to his account on all matters. Power to direct the investment of shares held by the ESOP presently rests with the Company's Employee Benefit Committee, whose members are Messrs. DuPree and McLeod; however, each ESOP participant, age 55 and with 10 years of service, may elect to direct the investment of 25% of shares allocated to his account.

(2) Does not include shares issuable upon exercise of stock options.

(3) Includes 681,701 shares held by The DuPree Foundation, 473,377 held by Madison Investment Partnership, 57,150 shares held by the Thomas E. DuPree III Trust and 114,285 shares held by the DuPree Family Trust. Mr. DuPree's wife is the sole trustee of these foundations and trusts. Includes 232,500 shares held by DuPree Holdings, LLC. Includes 273,897 shares held by the ESOP which are allocated to other employees and for which Mr. DuPree has shared investment power. See Footnote

    (1) above. Mr. DuPree is the Chairman of the Board of Directors and Chief Executive Officer of the Company.

(4) Includes 11,193 shares held by the ESOP which are vested and allocated to Mr. McLeod and 262,704 shares held by the ESOP which are allocated to other employees and for which Mr. McLeod has shared investment power. See Footnote
    (1) above. Mr. McLeod is the Senior Vice President of Human Resources and the Secretary of the Company.

(5) Includes 701 shares held by the ESOP which are vested and allocated to Mr. Booth, but does not include 175 shares held by ESOP which are unvested. Mr. Booth is Chief Financial Officer and Treasurer and a Director of the Company.

(6) Includes 6,967 shares held by the ESOP which are vested and allocated to Ms. Waldrep. Ms. Waldrep is Chief Administrative Officer of the Company.

(7) Includes 32,000 shares held by Rowe Family Investments, L.P. Mr. Rowe is a director of the Company.

(8) Based on a Form 13G dated January 15, 1998, filed by Mellon Bank
    Corporation.

(9) Based on a Form 13G dated January 20, 1998, filed by State of Wisconsin Investment Board.

(10) Based on a Form 13G dated February 9, 1998, filed by AMVESCAP PLC.

(11) Includes 25,161 shares held by the ESOP which are vested and allocated to directors and executive officers, and 248,736 shares held by the ESOP which are unvested or allocated to other employees. See Footnote (1) above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1995, the Company entered into a Split Dollar Insurance Agreement (the "Agreement") with The DuPree Insurance Trust (the "Trust") whereby the Company agreed to make premium payments on certain life insurance policies of which the Trust is the owner and beneficiary. These policies provide a total of $50 million in death proceeds payable upon death of the survivor of Tom E. DuPree, Jr., the Chairman of the Board and Chief Executive Officer of the Company, and his wife. The devisees under the wills of Mr. DuPree and his wife are the beneficiaries of the Trust.

    The Trust has agreed to reimburse the Company on an annual basis for that portion of the premiums which equals the current value of the economic benefit, as defined by the Internal Revenue Service, attributable to the life insurance protection provided. The premiums due under the policies total $850,000 per year. Reimbursements for the current value of the economic benefit attributable to the life insurance provided in fiscal 1997 totaled $2,003. There were no reimbursements due to the Company from the Trust at December 28, 1997.

    The Company or the Trust can cancel the Agreement at any time. Upon cancellation, the Trust is obligated to repay the Company an amount equal to the lesser of either the cash surrender value of the policies or the total amount of unreimbursed premiums paid by the Company. Upon receipt of the death proceeds under the policies, the Trust is required to repay the Company for all unreimbursed premium payments. The policies have been assigned to the Company to secure the repayment obligations of the Trust.

                 PROPOSAL 2: APPROVAL OF THE APPLE SOUTH, INC.
                     1995 STOCK INCENTIVE PLAN, AS AMENDED

INTRODUCTION

    On February 9, 1998, the Board of Directors approved, subject to shareholder approval, an amendment to the Apple South, Inc. 1995 Stock Incentive Plan (the "Plan"). Except for this amendment, the Plan, as initially approved by the Board of Directors on June 26, 1995, and as approved by the shareholders on April 30, 1996 and April 29, 1997, will remain in effect. The amendment is summarized below. The full text of the Plan, as amended, is set forth as Appendix A to this Proxy Statement.

SUMMARY OF AMENDMENT

    The amendment to the Plan increases the number of shares of Common Stock reserved for issuance thereunder from 2,700,000 shares to 3,600,000 shares.

PURPOSE OF THE AMENDMENT

    The shareholders of the Company approved the Plan in 1996 and 1997 to advance the interests of the Company and its shareholders by encouraging and enabling directors and key employees of the Company to acquire or increase financial interests in the Company through the stock options granted under the Plan. As of March 2, 1998, the Company had 3,032,743 options outstanding and 518,074 remaining options available for issuance pursuant to the Plan.

    The Board of Directors of the Company believes that it is in the best interests of the Company to increase the number of shares of the Company's Common Stock reserved for issuance under the Plan to 3,600,000 shares, an increase of 900,000 shares. The Board of Directors of the Company believes that the success of the Company is greatly dependent upon its ability to attract and retain directors and key employees of outstanding ability who are motivated to exert their best efforts on behalf of the Company and that the Plan has been effective in achieving this goal. Principally due to the Company's acquisition program, it is probable that the number of shares available and likely to become available for stock options under the Plan will prove within a relatively short period of time to be inadequate for future requirements. In the opinion of the Board of Directors of the Company, the authorization of the additional shares will give the Company sufficient stock reserved for issuance under the Plan to allow the Company to attract and retain employees and acquisition candidates, which will contribute to the successful conduct of the Company's operations.

SUMMARY OF THE PLAN

    The principal features of the Plan are summarized below. The summary is qualified by reference to the actual provisions of the Plan, a copy of which is attached as Appendix A.

    At March 2, 1998, the Company estimates that approximately 600 persons, of which five are the executive officers, are currently eligible to participate in the Plan, 345 of whom participate. The aggregate market value of the shares of Common Stock underlying outstanding options under the Plan was $29,597,000 based on a March 2, 1998 closing price of $13.50.

    For information concerning stock options granted during fiscal 1997 under the Plan to the named executive officers and all non-employee directors, see "Compensation of Directors and Executive Officers."

    The Plan is administered by the Company's Option Allocation Committee, which consists of the Company's executive officers. Except for options granted to executive officers and directors the Option Allocation Committee selects the recipients of the options, and also determines the number of shares, exercise price, terms and conditions of exercise, consequences of any termination of employment, whether or not an option qualifies as an Incentive Stock Option ("ISO") (described below), and other terms of each option. The options for executive officers are granted by the Compensation and Human Resources Committee of the Board, which determines the number of options to be granted and the terms and conditions of such options. The Option Allocation Committee and the Compensation and Human Resources Committee are referred to hereinafter as the "Committee", with each exercising the authority with respect to the designated group of directors and key employees.

    Options may be granted to directors, officers and other employees of the Company, as determined by the Committee. The Committee has determined that the Company's officers, departmental directors, area supervisors, general managers, and certain other employees are currently eligible to participate in the Plan.

    Options granted under the Plan represent rights to purchase shares of Common Stock of the Company within a fixed period of time and at a specified price per share (the "exercise price"), which will be determined by the Committee but shall be no less than the market price of the Common Stock of the Company on the date of grant of the option. The Company receives no monetary consideration for the granting of stock options.

    Options granted under the Plan become vested and exercisable at such times and pursuant to such terms as determined by the Committee; provided that no option granted to officers or directors of the Company may be exercisable prior to six months after grant (except in the case of death or disability). In the case of an option intended to be an ISO, the term of the option may not exceed ten years from the date of grant and the option price may not be less than 100% of fair market value per share of the Common Stock on the date of grant. Generally, it is anticipated that options will vest at 10% per year for ten years with 50% becoming purchasable during the second half of the option term. It is also anticipated that nonvested options will expire upon termination of employment of an optionee for any reason other than a change in control of the Company. Pursuant to the Plan, in the event of a reorganization of the Company in which the Company's existence terminates, the Committee in its discretion may declare that all outstanding options become exercisable immediately and shall terminate if not exercised prior to the reorganization. Options may be exercised with cash or, at the sole discretion of the Committee, by delivery of shares of Common Stock of the Company owned by the option holder.

    The options granted under the Plan are, during the lifetime of the optionee, exercisable only by the optionee (or by an appointed guardian or legal representative) and are not transferable or assignable in whole or in part except by will or by the laws of decent and distribution. In general, the unexercised portion of any option granted under the Plan will terminate upon the earlier to occur of (i) the expiration of the option in accordance with its terms (anticipated normally to be ten years) or (ii) the expiration of three months from the date of termination of the option holder's employment; provided, however, that unless otherwise determined by the Committee, all options held by an optionee shall be terminated if the optionee provides services to a competitor of the Company.

    The Board of Directors has the right at any time to terminate or amend the Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under an outstanding option without the optionee's consent. Without shareholder approval, the Board may not amend the Plan to (i) increase the total number of shares of stock subject to option (except for an adjustment of shares for stock splits, stock dividends or the like, (ii) change or modify the class of eligible participants, or (iii) materially increase the benefits accruing to Plan participants. Unless the Plan is terminated earlier by the Board, no options may be granted under the Plan after June 26, 2005.

    The shares of Common Stock to be issued upon exercise of the options granted and to be granted under the Plan will be registered under the Securities Act of 1933, as amended (the "Act") prior to the time that any options become exercisable. Therefore, shares received by optionees (other than officers, directors and other "affiliates" of the Company as defined by the Act) upon exercise of the options will be freely transferable.

FEDERAL INCOME TAX CONSEQUENCES

    There are no federal income tax consequences to an optionee or to the Company on the granting of options. Federal tax consequences upon exercise will vary depending on whether the option is an ISO or a Non-ISO.

INCENTIVE STOCK OPTIONS

    When an optionee exercises an incentive stock option, the optionee will not recognize any taxable income at that time, and the Company will not be entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding-period requirements. The Federal income tax advantage to the holder of incentive stock options who meets the holding-period requirements is a deferral, until the acquired stock is sold, of taxation of any increase in the stock's value from the time of grant of the option to the time of its exercise, and taxation of such gain, at the time of sale, as capital gain rather than ordinary income.

    If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the option price; any increase in the value of the option stock subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the stock. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee may recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the Company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

NON-QUALIFIED STOCK OPTIONS

    Generally when an optionee exercises a non-qualified stock option, the optionee recognizes income in the amount of the aggregate fair market value of the shares received upon exercise, less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee, provided that the Company satisfies certain tax withholding requirements. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the acquired shares on the date of exercise.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    Approval of the Plan, as amended requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock present in person or by proxy and voting at the meeting.

If the shareholders do not vote a sufficient number of shares of Common Stock in favor of the Plan, as amended, the amendment will not take effect and the Plan will continue as initially approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN, AS AMENDED.

         PROPOSAL 3: APPROVAL OF THE APPLE SOUTH, INC. OUTSIDE DIRECTOR
                            DEFERRED STOCK UNIT PLAN

    On March 3, 1998, the Board of Directors approved the Outside Director Deferred Stock Unit Plan (the "Director Plan"). The Director Plan becomes effective on that date subject to shareholder approval. The following summary is qualified in its entirety by reference to the full text of the Director Plan, which is set forth as Appendix B to this Proxy Statement.

    The purpose of the Director Plan is to increase the alignment of the interests of eligible members of the Board with the interests of stockholders of the Company by increasing their incentive to contribute to the success of the Company's business through the grant of Deferred Stock Units under the terms and conditions of the Director Plan.

    The Director Plan is administered by the Compensation and Human Resources Committee of the Board of Directors (the "Committee") which consists of two of the Company's outside directors. The Committee makes such rules and establishes such procedures for the administration of the Director Plan as it deems appropriate to carry out the purpose of the Director Plan.

    Under the terms of the Director Plan each non-management director is entitled to elect, with respect to each calendar year during the term of the Director Plan, such portion of the Annual Fee, Chairperson Fee, and Meeting Fee, which the director desires to be credited in Deferred Stock Units rather than paid in cash. The Company establishes a bookkeeping account for each director who elects to defer fees pursuant to the Director Plan. On the date such fee would otherwise be paid to the director, the bookkeeping account of the director is credited with the number of Deferred Stock Units equal to the amount of such fees divided by the fair market value of a share of the Company's common stock on such date.

    Upon termination of service as a director, the director receives payment of shares of stock equal to the whole number of Deferred Stock Units then credited to the director's account, with any fractional shares paid in cash.

    The holders of Deferred Stock Units have none of the rights of a stockholder of the Company. The Company's obligations under the Director Plan constitute an unsecured promise to pay amounts as described above.

    The Board, in adopting the Director Plan, has authorized the Company to issue up to 100,000 Deferred Stock Units and up to 100,000 shares of common stock.

    The affirmative vote of the holders of a majority of the shares entitled to vote on the proposed approval of the Director Plan is required to approve its adoption.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE DIRECTOR PLAN.

        PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company for the fiscal year ending January 3, 1999, subject to ratification of this appointment by the shareholders of the Company. KPMG Peat Marwick LLP has served as independent auditors of the Company and a predecessor of the Company since 1985 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    The affirmative vote of the holders of a majority of the shares voted on the matter is required to ratify the selection of auditors. If the shareholders should not ratify the appointment of KPMG Peat Marwick LLP, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF SELECTION OF THE
                                   AUDITORS.

                      COMPLIANCE WITH FILING REQUIREMENTS

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time that they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that all such reports due in 1997 were filed on a timely basis.

                            FORM 10-K ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER, UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, APPLE SOUTH, INC., HANCOCK AT WASHINGTON, MADISON, GEORGIA 30650.

                              COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies in person or by telephone, telegraph or other means of communication, for which no special compensation will be paid. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock, and such persons will be reimbursed for their reasonable expenses.

                             SHAREHOLDER PROPOSALS

    No proposals by non-management shareholders have been presented for consideration at the Annual Meeting. The Company expects that its 1999 Annual Meeting will occur during April 1999. Any proposals by non-management shareholders intended for presentation at the 1999 Annual Meeting must be received by the Company at its principal executive offices, attention of the Secretary, no later than November 20, 1998, in order to be included in the proxy material for that Meeting.

                                 OTHER MATTERS

    Management of the Company is not aware of any other matters that may come before the Annual Meeting of Shareholders. However, as to any such matters, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgement.

Madison, Georgia
March 16, 1998

                                   APPENDIX A

                               APPLE SOUTH, INC.

                           1995 STOCK INCENTIVE PLAN
                            AS AMENDED AND RESTATED

                                FEBRUARY 9, 1998

                               APPLE SOUTH, INC.
                           1995 STOCK INCENTIVE PLAN

                                 TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE I  DEFINITIONS..............................................................     1
    (a)         "Board".............................................................     1
    (b)         "Code"..............................................................     1
    (c)         "Committee".........................................................     1
    (d)         "Company"...........................................................     1
    (e)         "Director"..........................................................     2
    (f)         "Disinterested Person"..............................................     2
    (g)         "Employee"..........................................................     2
    (h)         "Employer"..........................................................     2
    (i)         "Fair Market Value".................................................     2
    (j)         "ISO"...............................................................     3
    (k)         "1934 Act"..........................................................     3
    (l)         "Officer"...........................................................     3
    (m)         "Option"............................................................     3
    (n)         "Option Agreement"..................................................     4
    (o)         "Optionee"..........................................................     4
    (p)         "Option Price"......................................................     4
    (q)         "Parent"............................................................     4
    (r)         "Plan"..............................................................     4
    (s)         "Purchasable".......................................................     4
    (t)         "Qualified Domestic Relations Order"................................     4
    (u)         "Stock".............................................................     4
    (v)         "Subsidiary"........................................................     5

ARTICLE II  THE PLAN................................................................     5
    Section 2.1 Name................................................................     5
    Section 2.2 Purpose.............................................................     5
    Section 2.3 Effective Date......................................................     5
    Section 2.4 Termination Date....................................................     5

                                                                                      PAGE
                                                                                      ----
ARTICLE III  ELIGIBILITY............................................................     6

ARTICLE IV  ADMINISTRATION..........................................................     6
    Section 4.1 Duties and Powers of the Committee..................................     6
    Section 4.2 Interpretation; Rules...............................................     6
    Section 4.3 No Liability........................................................     7
    Section 4.4 Majority Rule.......................................................     7
    Section 4.5 Company Assistance..................................................     7

ARTICLE V  SHARES OF STOCK SUBJECT TO PLAN..........................................     7
    Section 5.1 Limitations.........................................................     7
    Section 5.2 Antidilution........................................................     8

ARTICLE VI  OPTIONS.................................................................     9
    Section 6.1 Types of Options Granted............................................     9
    Section 6.2 Option Grant and Agreement..........................................    10
    Section 6.3 Optionee Limitations................................................    10
    Section 6.4 $100,000 Limitation.................................................    10
    Section 6.5 Option Price........................................................    11
    Section 6.6 Exercise Period.....................................................    11
    Section 6.7 Option Exercise.....................................................    12
    Section 6.8 Nontransferability of Option........................................    13
    Section 6.9 Termination of Employment...........................................    13
    Section 6.10 Employment Rights...................................................   13
    Section 6.11 Certain Successor Options...........................................   14
    Section 6.12 Conditions to Issuing Option Stock..................................   14

ARTICLE VII  TERMINATION, AMENDMENT AND MODIFICATION OF PLAN........................    15

ARTICLE VIII  MISCELLANEOUS.........................................................    16
    Section 8.1 Replacement of Amended Grants.......................................    16
    Section 8.2 Forfeiture for Competition..........................................    16
    Section 8.3 Plan Binding on Successors..........................................    16
    Section 8.4 Gender..............................................................    16
    Section 8.5 Headings Not a Part of Plan.........................................    16

                               APPLE SOUTH, INC.

                           1995 STOCK INCENTIVE PLAN

                                   ARTICLE I
                                  DEFINITIONS

    As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

    (a) "Board" shall mean the Board of Directors of the Company.

    (b) "Code" shall mean the United States Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

    (c) "Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options granted to an individual who is also an Officer or Director, the Committee shall consist of at least two Directors (who need not be members of the Committee with respect to Options granted to any other individuals) who are Disinterested Persons, and all authority and discretion shall be exercised by such Disinterested Persons, and references herein to the "Committee" shall mean such Disinterested Persons insofar as any actions or determinations of the Committee shall relate to or affect Options held by any Officer or Director. If the Board has not established a committee as described above, then references in this Plan to the "Committee" shall be deemed to refer to the Board.

    (d) "Company" shall mean Apple South, Inc., a Georgia corporation.

    (e) "Director" shall mean a member of the Board.

    (f) "Disinterested Person" shall have the meaning set forth in Rule 16b-3 under the 1934 Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission.

    (g) "Employee" shall mean any employee of the Company or any Subsidiary of the Company.

    (h) "Employer" shall mean the corporation that employs an Optionee.

    (i) "Fair Market Value" of the shares of Stock on any date shall mean:

       (i) the closing price, regular way, or in the absence thereof the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

        (ii) if there is no price as specified in (i), the final reported sales price, or if not reported in the following manner, the mean of the closing high bid and low asked prices, in the over-the-counter market for the shares as reported by the National Association of Securities Dealers Automatic Quotation System or, if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

       (iii) if there also is no price as specified in (ii), the price determined by the Committee by reference to bid-and-asked quotations for the shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the 1934 Act, which members make a market in the shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current market value; or

        (iv) if there also is no price as specified in (iii), the amount determined in good faith by the Committee based on such relevant facts, which may include opinions of independent experts, as may be available to the Committee.

    (j) "ISO" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto.

    (k) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    (l) "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the 1934 Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

    (m) "Option" shall mean a contractual right to purchase Stock granted pursuant to the provisions of Article VI hereof.

    (n) "Option Agreement" shall mean an agreement between the Company and an Optionee setting forth the terms of an Option.

    (o) "Optionee" shall mean a person to whom an Option has been granted hereunder.

    (p) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

    (q) "Parent" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with respect to which the determination is being made if, at the relevant time, each of the corporations other than the corporation with respect to which the determination is being made owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (r) "Plan" shall mean the 1995 Stock Incentive Plan of the Company.

    (s) "Purchasable," when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Option Agreement.

    (t) "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under the Code or such Act.

    (u) "Stock" shall mean the $.01 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

    (v) "Subsidiary" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II
                                    THE PLAN

    2.1 NAME. This plan shall be known as the "Apple South, Inc. 1995 Stock Incentive Plan."

    2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company, its shareholders, and any Subsidiary of the Company, by offering certain Employees and Directors an opportunity to acquire or increase their proprietary interests in the Company. Options will promote the growth and profitability of the Company, and any Subsidiary of the Company, because Optionees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth.

    2.3  EFFECTIVE DATE.  The Plan shall become effective on June 26, 1995.

    2.4 TERMINATION DATE. No further Options shall be granted hereunder on or after June 26, 2005, but all Options granted prior to that time shall remain in effect in accordance with their terms; provided, however, that the Plan shall terminate on June 26, 1996, and all Options theretofore granted shall become void and may not be exercised if the shareholders of the Company shall not have approved the Plan's adoption prior to that date.

                                  ARTICLE III
                                  ELIGIBILITY

    The persons eligible to participate in this Plan shall consist only of Directors and those Employees whose participation the Committee determines is in the best interests of the Company.

                                   ARTICLE IV
                                 ADMINISTRATION

    4.1 DUTIES AND POWERS OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and shall have the right to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of an Option Agreement. To the extent not inconsistent with the provisions of the Plan, the Committee shall have the authority to amend or modify an outstanding Option Agreement, or to waive any provision thereof, provided that the Optionee consents to such action.

    4.2 INTERPRETATION; RULES. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

    4.3 NO LIABILITY. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

    4.4 MAJORITY RULE. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

    4.5 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

    5.1 LIMITATIONS. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 3,600,000. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

    5.2  ANTIDILUTION.

    (a) If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or if any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock:

        (i) The aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted proportionately by the Committee; and

        (ii) The rights of Optionees (concerning the number of shares subject to Options and the Option Price) under outstanding Options shall be adjusted proportionately by the Committee.

    (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

        (i) notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Option Agreements regarding exercisability, that all such Options shall terminate a specified period of time after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such period; and/or

        (ii) notify all Optionees that all Options granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

    (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Option Agreements regarding exercisability.

    (d) The adjustments described in paragraphs (a) through -C- of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                   ARTICLE VI
                                    OPTIONS

    6.1 CERTAIN LIMITATIONS. The maximum number of shares of Stock subject to Options which can be granted under the Plan during a 12-month period to a person who is a Named Executive Officer shall be 220,000 shares. For purposes of the Plan, a Named Executive Officer is a person who as of the date is determined by the Committee to be one of a group of "covered employees" under Code Section 162(m) and the regulation thereunder.

    6.2 OPTION GRANT AND AGREEMENT. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Committee, and (b) by a written Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price and whether the Option is intended to be an ISO, shall be stated in the Option Agreement. Separate Option Agreements shall be used for Options intended to be ISO's and those not so intended, but any failure to use such separate Agreements shall not invalidate, or otherwise adversely affect the Optionee's rights under and interest in, the Options evidenced thereby.

    6.3 OPTIONEE LIMITATIONS. The Committee shall not grant an ISO to any person who, at the time the ISO would be granted:

        (a) is not an Employee; or

        (b) owns or is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Employer, or any Parent or Subsidiary of the Employer; provided, however, that this limitation shall not apply if at the time an ISO is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after the expiration of five years from the date on which the Option is granted. For the purpose of this paragraph (b), a person shall be considered to own (I) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein, and
    (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

    6.4 $100,000 LIMITATION. Except as provided below, the Committee shall not grant an ISO to, or modify the exercise provisions of outstanding ISO's held by, any person who, at the time the ISO is granted (or modified), would thereby receive or hold any incentive stock options (as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO's shall not preclude the Committee from modifying an outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described in this Section 6.4 is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISO's into account in the order in which they were granted.

    6.5 OPTION PRICE. The Option Price under each Option shall be determined by the Committee. However, the Option Price shall not be less than the Fair Market Value of the Stock on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

    6.6 EXERCISE PERIOD. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Option Agreement with respect to each Option intended to be an ISO shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Option granted to an Employee who is also an Officer or Director shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of such Employee.

    6.7  OPTION EXERCISE.

    (a) Unless otherwise provided in the Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

    (b) An Option shall be exercised by (I) delivery to the Secretary of the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

    (c) The Option Price shall be paid in full upon the exercise of the Option; provided, however, that the Committee may provide in an Option Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Option Price).

    (d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Committee any Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

    (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued upon the exercise of the Option.

    6.8 NONTRANSFERABILITY OF OPTION. No Option or any rights therein shall be transferable by an Optionee other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, an Option granted to that Optionee shall be exercisable only by such Optionee (or by such Optionee's guardian or other legal representative, should one be appointed).

    6.9 TERMINATION OF EMPLOYMENT. The Committee shall have the power to specify, with respect to the Options granted to any particular Optionee, the effect upon such Optionee's right to exercise an Option of the termination of such Optionee's employment under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full.

    6.10 EMPLOYMENT RIGHTS. Nothing in the Plan or in any Option Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of the Company or any such Subsidiary to terminate such person's employment at any time.

    6.11 CERTAIN SUCCESSOR OPTIONS. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this

Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

    6.12 CONDITIONS TO ISSUING OPTION STOCK. The Company shall not be required to issue or deliver any Stock purchased upon the full or partial exercise of any Option granted hereunder prior to fulfillment of all of the following conditions:

        (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

        (b) The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company's determination that an exemption is available from such registration or qualification;

        (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

        (d) The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

    Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                  ARTICLE VII
                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

    The Board may at any time, (i) cause the Committee to cease granting Options, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

        (a) Materially increase the number of shares of Stock subject to the Plan;

        (b) Materially change or modify the class of persons that may participate in the Plan; or

        (c) Otherwise materially increase the benefits accruing to participants under the Plan.

    No termination, amendment or modification of the Plan shall affect adversely an Optionee's rights under an Option Agreement without the consent of the Optionee or his legal representative.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    8.1 REPLACEMENT OR AMENDED GRANTS. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution for them. Provided, however, no modification of an Option shall adversely affect an Optionee's rights under an Option Agreement without the consent of the

Optionee or his legal representative and no modification or substitution of an outstanding option shall change or result in a change of any option price.

    8.2 FORFEITURE FOR COMPETITION. If an Optionee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Optionee while an Employee, then that Optionee's rights under any Options outstanding hereunder shall be forfeited and terminated, subject to a determination to the contrary by the Committee.

    8.3 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors of the Company.

    8.4 GENDER. Whenever used herein, the masculine pronoun shall include the feminine gender.

    8.5 HEADINGS NOT A PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

                                   APPENDIX B

                               APPLE SOUTH, INC.

                                OUTSIDE DIRECTOR
                            DEFERRED STOCK UNIT PLAN

                               APPLE SOUTH, INC.

                                OUTSIDE DIRECTOR
                            DEFERRED STOCK UNIT PLAN

1. PURPOSE

    The Apple South, Inc. Outside Director Deferred Stock Unit Plan is intended to increase the alignment of the interests of eligible members of the board with the interests of stockholders of the Corporation by increasing their incentive to contribute to the success of the Corporation's business through the grant of Deferred Stock Units, on the terms and conditions set forth herein.

2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

    (a) "Annual Retainer Fee" shall mean the annual retainer fee payable, in cash or under this Plan, to an Eligible Director for service on the Board.

    (b) "Board" shall mean the board of Directors of the Corporation.

    (c) "Chairman Fee" shall mean the fee, if any, payable in cash or under this Plan to an Eligible Director for service as the Chairman of a committee of the board.

    (d) "Change of Control" shall mean:

        (i) The acquisition (other than from the Corporation) by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; or

        (ii) The individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Corporation's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

       (iii) Approval by stockholders of the Corporation of (1) a member or consolidation involving the Corporation if the stockholders of the Corporation, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to paragraph (i) solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

    (e) "Committee" shall mean the Compensation and Human Resources Committee of the Board of Directors or such other committee as may be designated by the Board, or in the absence of such designation, the Board.

    (f) "Corporation" shall mean Apple South, Inc.

    (g) "Date of Grant" shall mean the date on which Deferred Stock Units are granted pursuant to Section 5.2.

    (h) "Deferred Stock Units" shall mean the units issued pursuant to Section
5.2 hereof.

    (i) "Effective Date" shall mean April 1, 1998, the date when this Plan shall go into effect.

    (j) "Eligible Director" shall mean each member of the Board who is not at the time of reference an employee of the Corporation or any Subsidiary.

    (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    (l) "Fair Market Value" shall mean the average of the high and low sales prices of a share of Stock as reported on the New York Stock Exchange Composite Tape on the five (5) trading dates immediately preceding the date for which such value is being determined.

    (m) "Fees" shall mean the Annual Retainer Fee, Chairman Fee, and Meeting
Fees.

    (n) "Meeting Fee" shall mean the fee, if any, payable in cash or under the Plan, to an Eligible Director for attendance at a meeting of the Board.

    (o) "Plan" shall mean the Apple South, Inc. Outside Director Deferred Stock Unit Plan, as such Plan may be amended from time to time.

    (p) "Stock" shall mean the Common Stock of the Corporation.

    (q) "Subsidiary" shall mean any corporation more than 50% of whose stock having general voting power is owned by the Corporation or by a Subsidiary of the Corporation.

3. ADMINISTRATION

    3.1 The Plan shall be administered by the Committee.

    3.2 The Committee may take such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan. The interpretation and application of the Plan or of any rule or procedure, any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons. Deferred Stock Units may be evidenced by agreements in such form as shall be determined from time to time by the Committee, provided that the terms and conditions of each such agreement are not inconsistent with this Plan.

4. CAPITAL ADJUSTMENTS

    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or a similar corporate transaction, the number or class of shares of Stock represented by Deferred Stock Units granted hereunder shall be proportionately adjusted to reflect any such transaction.

5. DEFERRED STOCK UNITS

    5.1 ELECTION TO DEFER. Each Eligible Director shall be entitled to elect, with respect to each calendar year during the term of this Plan (subject to Section 6 below), such portion of the Annual Fee, Chairman Fee, and Meeting Fee which the Eligible Director desires to be credited in Deferred Stock Units rather than paid in cash. Such election shall be made and submitted prior to each such year on such form as shall be determined from time to time by the Committee; provided, however, that prior to March 31, 1998, a Participant may elect to defer receipt of future 1998 Fees.

    5.2 ESTABLISHMENT OF BOOKKEEPING ACCOUNT. The Corporation shall establish a bookkeeping account for each Eligible Director who elects to defer Fees pursuant to the Plan. On the date such Fees would otherwise be paid to the Eligible Director, the bookkeeping account of such Eligible Director shall be credited with the number of Deferred Stock Units (rounded to the nearest hundredth) equal to the amount of such Fees elected to be deferred, divided by the Fair Market Value of a share of Stock on such date.

    5.3  TERMS AND CONDITIONS OF DEFERRED STOCK UNITS.

    (a) As of each dividend payment date declared with respect to the Stock, the Corporation shall credit to each bookkeeping account a number of additional Deferred Stock Units equal to (i) the product of (x) the dividend per share of Stock payable on such dividend payment date, and (y) the number of Deferred Stock Units credited to such account as of the applicable dividend record date, divided by (ii) the Fair Market Value of a share of Stock on such dividend payment date.

    (b) Upon the termination of service of an Eligible Director the Eligible Director shall receive payment of shares of Stock equal to the whole number of Deferred Stock Units then credited to such Eligible Director's account, with any fractional units paid in cash.

    (c) The holder of Deferred Stock Units shall have none of the rights of a stockholder of the Corporation. The Corporation's obligation hereunder with respect to Deferred Stock Units shall be an unsecured promise to pay the amount described in paragraph (b) above at the times described therein.

6. TERM OF PLAN

    The Plan shall remain in effect until all Deferred Stock Units have been paid under the terms of the Plan, provided that no Deferred Stock Units may be granted on or after the tenth anniversary of the Effective Date.

7. AMENDMENT: TERMINATION

    The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. The termination or any modification or amendment of the Plan shall not, without the consent of a director, affect his or her rights under a grant of Deferred Stock Units.

8. MISCELLANEOUS

    8.1 Deferred Stock Units granted hereunder shall not be assigned or transferable by the director except by will or by the laws of descent and distribution.

    8.2 Nothing in the Plan shall be construed as conferring any right upon any director to continue as a member of the Board.

    8.3 The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Georgia.

    8.4 The Corporation shall have the right to require, prior to any payment hereunder, payment by the recipient of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such payment hereunder.

                               APPLE SOUTH, INC.
                                     PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 1998.

    The undersigned hereby appoints Tom E. DuPree, Jr., and John G. McLeod, Jr., or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Apple South, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 28, 1998, and at all adjournments thereof, as follows:

1.  Election of Directors
    (Proposed by the Company)

    Tom E. DuPree, Jr., S. Kirk Kinsell, Erich J. Booth, Thomas R. Williams,
                 James W. Rowe, Dr. Ruth G. Shaw, John L. Moorhead.

/ /        FOR all nominees listed above        / /        WITHHOLD AUTHORITY
           (EXCEPT AS MARKED TO THE CONTRARY               FOR ALL NOMINEES LISTED ABOVE.
           BELOW)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, WRITE
                   THEIR NAMES IN THE SPACE PROVIDED BELOW.)
                                        ________________________________________
IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES.

2.  Approval of the Apple South, Inc. 1995 Stock Incentive Plan, as Amended.

              / /  FOR approval              / /  AGAINST approval
    IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PLAN.

3.  Approval of the Apple South, Inc. Outside Director Deferred Stock Unit Plan.

              / /  FOR approval              / /  AGAINST approval
    IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PLAN.

4. Ratification of the selection of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending January 3, 1999
    (Proposed by the Company).
            / /  FOR ratification           / /  AGAINST ratification
 IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE RATIFICATION

5. In accordance with their best judgement upon such other matters as may properly come before the Meeting.

                                             ___________________________________
                                                  Signature of Shareholder
                                             ___________________________________
                                                  Signature of Shareholder

                                             IMPORTANT: Please sign this Proxy
                                             exactly as your name or names
                                             appear hereon. If shares are held
                                             by more than one owner, each must
                                             sign. Executors, administrators,
                                             trustees, guardians, and others
                                             signing in a representative
                                             capacity should give their full
                                             titles.
                                             DATED: ______________________, 1998
                                                     BE SURE TO DATE THIS PROXY